Exhibit 99.1

NEWS RELEASE

Maxar Announces Close of MDA Divestiture and
Provides Update on Ongoing Support of Critical
Customer Missions

Westminster, Colo. – April 8, 2020 – Maxar Technologies (NYSE:MAXR) (TSX:MAXR), a trusted partner and innovator in Earth Intelligence and Space Infrastructure, today announced it has closed the sale of MDA, previously a wholly owned subsidiary of the company,  to a consortium of investors led by Northern Private Capital for CAD$1 billion. Net proceeds, including customary adjustments,  and after application of currency hedges related to the transaction is expected to be approximately US$729 million.

“The closing of the MDA transaction concludes the near-term reshaping of our balance sheet and business portfolio,” said Dan Jablonsky, Maxar CEO. “Going forward, our growth strategy remains focused on providing leading capabilities in Earth Intelligence and Space Infrastructure, including geospatial data, data analytics and spacecraft and robotics that are well aligned with the strategic priorities of our government and commercial customers.”

“The closing of this transaction — when combined with the recently completed sale of real estate in Palo Alto — reduces Maxar’s overall net debt by roughly $1 billion and significantly improves the company’s leverage ratio,” said Biggs Porter, Maxar CFO. “Importantly, we believe these actions provide Maxar increased flexibility, range and focus to drive revenue, profit and cash flow growth over the next several years. We also have good liquidity with only $15 million drawn on our $500 million credit facility as of March 31, 2020.”

After deducting fees, expenses and any reserves for contingencies, the proceeds will be used to reduce indebtedness as proscribed in the company’s credit arrangements.

Update on Maxar’s COVID-19 Operational Posture

Maxar has activated its standing pandemic crisis response plan to protect the health and safety of its team members, families, customers and communities while continuing to meet our commitments to customers. Our mitigation strategies cover employee preparation, travel, security, supply chain, virtual work, facility preparation and communications.

Maxar Technologies | 1300 West 120th Avenue, Westminster CO 80234 | maxar.com

Exhibit 99.1

All Maxar locations are currently operational through a combination of work from home and limited personnel working onsite for essential operations, though in some cases capacity utilization and productivity are below normalized levels. As aerospace manufacturing, communications and defense are federal critical infrastructure sectors, Maxar is allowed to keep some of our workforce on site to maintain critical operations. And in doing so, the company continues to diligently follow CDC protocols including social distancing, alternating shifts, temperature checks, deep cleaning and isolation strategies for essential personnel working at Maxar sites.

Our protocols and operational posture are part of a greater collective effort across communities and regions to flatten the curve on COVID-19 case volumes to avoid overwhelming the capacity of the healthcare system.

It is difficult to predict exactly how the course of events will unfold in the months ahead, but Maxar is encouraged by the cooperation it has already seen between governments and the private sector.

Maxar Continues Delivery of Essential Services for Critical Missions

Maxar has long-held customer relationships with U.S. and allied governments and a diverse set of commercial companies, multi-year service contracts for data and data analytics in its Earth Intelligence segment and multi-year manufacturing and service contracts in its Space Infrastructure segment. Maxar continues to perform on all these contracts.

Maxar’s Earth Intelligence capabilities provide actionable insights that allow governments, commercial partners and non-governmental organizations to make decisions with confidence. Our Mission Operations Center is staffed 24/7, flying our WorldView imaging satellites and delivering timely data without interruption to customers over secure networks. Hundreds of Maxar team members perform classified geospatial intelligence work in support of national security missions, and nearly all of these employees have been able to continue their work remotely or at company facilities while many government facilities are closed.

More than 300,000 U.S. Government users have online access to Maxar’s imagery collections in near-real time.  More than 50 allied nations around the world rely on Maxar products and services to augment their national intelligence missions.  Additionally, the company is leveraging artificial intelligence and machine learning tools to automatically detect change and characterize levels of activity related to the COVID-19 pandemic, helping decision makers deploy resources efficiently and understand economic impacts.

In our Space Infrastructure segment, Maxar is responsible for providing operational support to 92 on-orbit, operating communications satellites worldwide. A large proportion of these provide critical communications to national governments, state

Maxar Technologies | 1300 West 120th Avenue, Westminster CO 80234 | maxar.com

Exhibit 99.1

and local first responders and television and radio networks. The company also continues work on various satellite programs that will provide important resiliency and continuity for these critical communications and network infrastructures.

In addition to communications satellites, Maxar is developing spacecraft and robotics for NASA that will demonstrate in-orbit satellite refueling and assembly; improve pollution monitoring in North America; explore an all-metal asteroid; and provide power and propulsion for the Gateway spacecraft that will enable a sustainable human deep-space presence in collaboration with international partners.

America, allied nations and citizens across the world are uniquely reliant on commercial firms for many essential services, and commercial firms like Maxar have a responsibility to continue delivering those services while minimizing risk to employees.

Financial Outlook

The near and long-term impacts of the current pandemic on the cost and schedule of the numerous programs in the Company’s existing backlog and the timing of new awards remains uncertain. The Company previously disclosed that it is observing stress in its supplier base in and outside the United States and that it continues to monitor and assess the actual and potential COVID-19 impacts on employees, customers, suppliers and the productivity of the work being done, all of which to some extent will affect revenue, earnings and cash flow. The company is currently assessing the U.S. Coronavirus Aid, Relief, and Economic Security (CARES) Act signed into law on March 27, which provides support for the resiliency of the defense industrial base and critical infrastructure industries.

The Company plans to provide an update on the impact of the COVID-19 pandemic on its financial outlook when it releases first quarter 2020 earnings on May 6, 2020.

About Maxar

Maxar is a trusted partner and innovator in Earth Intelligence and Space Infrastructure. We deliver disruptive value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use of space. Our unique approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with unrivaled speed, scale and cost effectiveness. Maxar’s 4,000 team members in 30 global locations are inspired to harness the potential of space to help our customers create a better world. Maxar trades on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit www.maxar.com.

Maxar Technologies | 1300 West 120th Avenue, Westminster CO 80234 | maxar.com

Exhibit 99.1

Forward-Looking Statements

Certain statements and other information included in this release constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking statements") under applicable securities laws. Statements including words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate" or "expect" and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company's continuous disclosure materials filed from time to time with U.S. securities and Canadian regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

Investor Relations Contact:

Jason Gursky

Maxar VP Investor Relations

1-303-684-2207

jason.gursky@maxar.com

Media Contact:

Turner Brinton

Maxar Media Relations

1-303-684-4545

turner.brinton@maxar.com

Maxar Technologies | 1300 West 120th Avenue, Westminster CO 80234 | maxar.com